UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: June 12, 2026
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
333-274815-01	EMPIRE DISTRICT BONDCO, LLC	Delaware	93-3459519

EMPIRE DISTRICT BONDCO, LLC

c/o The Empire District Electric Company
602 S. Joplin Avenue
Joplin, Missouri 64801
 (Address of principal executive offices) (Zip Code)

(417) 625-5100
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	Empire District Bondco, LLC	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Empire District Bondco, LLC	☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 10, 2026, Fraser McNamee, formerly Manager, Secretary and Treasurer of Empire District Bondco, LLC (the “Company”), stepped down from such roles at the Company. Mr. McNamee did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective June 10, 2026, Robert Stefani was appointed Manager, Secretary and Treasurer of the Company. Since January 5, 2026, Mr. Stefani has served as Chief Financial Officer for Algonquin Power & Utilities Corp. (“Algonquin”), the indirect parent company of the Company. Prior to that, Mr. Stefani served for three years as Chief Financial Officer and Senior Vice President at Southwest Gas Holdings. Prior to Southwest Gas Holdings, Mr. Stefani served for four years as Senior Vice President, Chief Financial Officer and Treasurer of PECO Energy.

There are no arrangements or understandings between Mr. Stefani and any other person pursuant to which Mr. Stefani was appointed as Manager, Secretary and Treasurer of the Company. Mr. Stefani does not have any family relationships with any of the Company’s directors or executive officers and is not party to any transactions or proposed transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

EMPIRE DISTRICT BONDCO, LLC

	By:	/s/ Robert Stefani
Robert Stefani
Dated: June 12, 2026		Manager, Secretary and Treasurer